Exhibit 107

Calculation of Filing Fee Tables

S-3
(Form Type)

Red Cat Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(c)	13,550,000	$3.77	$51,083,500	0.00015310	$7,820.89
	Equity	Preferred Stock
	Other	Warrants(3)
	Other	Units(4)
	Unallocated (Universal) Shelf		457(o)			$100,000,000	0.00015310	$15,310
Fees Previously Paid								$--
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$151,083,500		$23,130.89
	Total Fees Previously Paid							$--
	Total Fee Offsets							--
	Net Fee Due							$23,130.89

(1)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $100,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities.

(2)	The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Warrants may represent rights to purchase common stock, preferred stock or other securities registered hereunder.

(4)	Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.
(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act and based upon the average of the high and low sales prices of a share of common stock as reported on the Nasdaq Capital Market on November 12, 2024.